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                                                                    EXHIBIT 21.1


                              SUBSIDIARIES OF UTI


UTICO, Inc.                                        Delaware
FWA Drilling Company, Inc.                         Delaware
International Petroleum Services Company           Pennsylvania
Triad Drilling Company                             Delaware
Universal Well Services, Inc.                      Delaware
USC, Incorporated                                  Delaware
JSM & Associates, Inc.                             Texas
Panther Drilling, Inc.                             Oklahoma